UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2013

BONDS.COM GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51076	38-3649127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Broadway, 31st Floor New York, New York 10036
(Address of principal executive offices) (Zip Code)

(212) 257-4062
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03                      Material Modifications to Rights of Securities Holders

To the extent reqired by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report is incorporated by reference herein.

Item 5.03                      Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 24, 2013, Bonds.com Group, Inc. (the “Company”) filed with the Secretary of State of the State of Delaware the Company’s Amended and Restated to Certificate of Incorporation (the “Amended and Restated Charter”) to effect a 1 for 400 reverse stock split (the “Reverse Stock Split”) of the Company’s Common Stock, par value $0.0001 per share (“Common Stock”).  The Reverse Stock Split decreased the number of shares of Common Stock issued and outstanding from approximately 97,375,008 shares to approximately 243,437 shares.  As previously disclosed, the Company’s stockholders approved the Reverse Stock Split at the Company’s Annual Meeting of Stockholders held December 20, 2012.

The Reverse Stock Split became effective as of 7:00 p.m. EDT on April 25, 2013 (the “Effective Time”), at which time every 400 shares of the Company’s issued and outstanding Common Stock automatically converted into 1 issued and outstanding share of Common Stock, without any change in the par value per share.  No fractional shares will be issued as a result of the Reverse Stock Split, and stockholders who otherwise would be entitled to a fractional share will receive, in lieu thereof, a cash payment determined by the closing price of Common Stock reported on the OTCQB market as of April 25, 2013.  The Company’s transfer agent, Corporate Stock Transfer, will provide instructions to stockholders of record regarding the process for exchanging shares.

      A copy of the Amended and Restated Charter is included as Exhibit 3.1 to this Current Report and incorporated by reference herein.

Item 8.01                      Other Events.

On April 25, 2013, the Company announced the effectiveness of the Reverse Stock Split and that trading in its Common Stock on the OTCQB market on a split-adjusted basis would begin April 26, 2013.  This press release is included as Exhibit 99.1 to this Current Report.

Item 9.01                      Financial Statements and Exhibits.

      (d)           Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Bonds.com Group, Inc.
99.1	Press Release, dated April 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2013	BONDS.COM GROUP, INC.

	By:	/s/ John Ryan
	Name:	John Ryan
	Title:	Chief Financial Officer